UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2010

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland

 (State or Other Jurisdiction of Incorporation)

001-31305	98-0607469
(Commission File Number)	(IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland	1202
(Address of Principal Executive Offices)	(Zip Code)

41 22 741 8000

 (Registrant's Telephone Number, Including Area Code)
Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Appointment of Interim Chief Executive Officer

On October 25, 2010, Foster Wheeler AG (the “Company”) issued a press release announcing that Umberto della Sala, the Company’s President and Chief Operating Officer, has been named Interim Chief Executive Officer, effective October 22, 2010.  Mr. della Sala fills the Chief Executive Officer position vacated by Robert C. Flexon, who left the Company on October 22, 2010 to pursue other interests.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Mr. della Sala, who is 62 years old, has been employed by the Company for 37 years, serving the Company and its subsidiaries in various positions of increasing responsibility in Europe and in the United States.  Mr. della Sala was elected President and Chief Operating Officer of the Company on January 30, 2007 and will remain in such positions while serving as Interim Chief Executive Officer.  Prior to being elected President and Chief Operating Officer of the Company, Mr. della Sala served and continues to serve as Chief Executive Officer of the Company’s Global E&C Group since June 2005, and also served as the President and Chief Executive Officer of Foster Wheeler Continental Europe S.r.l from 2001 until the merger of that subsidiary into Foster Wheeler Italiana S.r.l. on January 1, 2010.  He has also held other senior positions with the Company, including Vice President of Foster Wheeler USA Corporation, from 1997 to 2000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit(s)

	99.1	Press release, dated October 25, 2010.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

	By:	/s/ Eric M. Sherbet
DATE: October 28, 2010		Name: Eric M. Sherbet
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 25, 2010.